Dividend Capital Diversified Property Fund Inc. 8-K
Exhibit 99.1
DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND
PROVIDES THIRD QUARTER 2016 PORTFOLIO UPDATE
2.60% total shareholder return for the quarter; 5.8% total shareholder return for the last twelve months 1
Sold three properties comprising approximately 343,000 square feet for approximately $28 million
Repaid approximately $129 million of secured borrowings with a weighted average interest rate of approximately 5.6%
DENVER - November 14, 2016 - Dividend Capital Diversified Property Fund Inc. (“DPF”), a public reporting, daily NAV REIT (NASDAQ: ZDPFAX; ZDPFEX; ZDPFIX; ZDPFWX) reported results today for the third quarter ended September 30, 2016.
Total Shareholder Return
Total shareholder return, which represents the compound annual rate of return assuming reinvestment of all dividend distributions before the impact of up-front sales commissions and class-specific expenses as of September 30, 2016, was as follows for the indicated timeframe:

•	Quarter ended September 30, 2016: 2.60%

•	Year-to-date ended September 30, 2016: 3.81%

•	Twelve months ended September 30, 2016: 5.80%

•	Three years ended September 30, 2016 (annualized): 8.02% (26.06% cumulative)

•	Since NAV share class inception[2] (annualized): 8.22% (37.16% cumulative)
Class A, Class W, and Class I shareholders had lower total returns than those set forth above due to up-front sales commissions and/or class-specific expenses.
Portfolio Overview
As of September 30, 2016, DPF’s portfolio consisted of 55 operating properties located in 20 geographic markets in the United States, aggregating approximately 9.0 million square feet. As of September 30, 2016, DPF’s real property portfolio was approximately 91.5% leased to approximately 540 tenants. These properties had an estimated fair value of approximately $2.3 billion (calculated in accordance with DPF’s valuation procedures), including:

•	16 office properties located in 13 geographic markets, aggregating approximately 3.4 million net rentable square feet, with an aggregate fair value amount of approximately $1.2 billion;

•	34 retail properties located in nine geographic markets, aggregating approximately 3.8 million net rentable square feet, with an aggregate fair value amount of approximately $1.0 billion; and

•	Five industrial properties located in three geographic markets, aggregating approximately 1.8 million net rentable square feet, with an aggregate fair value amount of approximately $80.9 million.
DPF’s leverage ratio, based on the fair value of its investments, was 46% as of September 30, 2016. The weighted average stated interest rate of DPF’s borrowings was 3.2% as of September 30, 2016.

1 All returns figures exclude up-front sales commissions and class-specific expenses
2 Measured from September 30, 2012

Disposition Activity
During the quarter ended September 30, 2016, DPF sold Rockland 360-372 Market, a retail property located in Greater Boston for $3.6 million, 6900 Riverport, an industrial property located in Louisville, KY for $5.4 million, and Sunset Hills, an office property located in Washington, DC for $18.6 million, each to an unrelated party.
Financial Results for the Three and Nine Months Ended September 30, 2016
Net income according to generally accepted accounting principles (“GAAP”) for the quarter ended September 30, 2016 was $3.3 million, or $0.02 per basic and diluted share. This compares to a GAAP net loss for the quarter ended September 30, 2015 of $1.4 million, or $0.00 per basic and diluted share.
GAAP net income for the nine months ended September 30, 2016 was $51.7 million, or $0.29 per basic and diluted share. This compares to a GAAP net income for the nine months ended September 30, 2015 of $130.9 million, or $0.69 per basic and diluted share.
Company-defined funds from operations (“Company-Defined FFO”), a non-GAAP financial measure, for the quarter ended September 30, 2016 was $23.4 million, or $0.14 per basic and diluted share. This compares to Company-Defined FFO for the quarter ended September 30, 2015 of $21.8 million, or $0.12 per basic and diluted share.
Company-Defined FFO for the nine months ended September 30, 2016 was $66.2 million, or $0.38 per basic and diluted share. This compares to Company-Defined FFO for the nine months ended September 30, 2015 of $69.2 million, or $0.36 per basic and diluted share.
See the following section entitled "Non-GAAP Supplemental Financial Measure" for a reconciliation of this non-GAAP financial measure to net income (loss) attributable to common stockholders and further discussion of the use of non-GAAP financial measures.
Portfolio and Leasing Summary
During the third quarter, net operating income for all operating properties that we acquired prior to January 1, 2015 and owned through September 30, 2016 ("Same-Store NOI") decreased 0.6% compared to the quarter ended June 30, 2016, and increased 1.9% when compared to the same quarter in 2015. When GAAP adjustments are excluded, Same-Store NOI increased 0.2% compared to the quarter ended June 30, 2016, and increased 3.7% when compared to the same quarter in 2015.
During the third quarter, DPF signed 41 leases for approximately 336,000 square feet. On a comparable space basis, DPF signed 28 leases for approximately 204,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the third quarter was 16.2%. For the twelve months ended September 30, 2016, DPF signed 138 leases for approximately 950,000 square feet. On a comparable basis, DPF signed 91 leases for approximately 572,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the last twelve months was 22.2%.
The overall portfolio percentage leased was 91.5% as of September 30, 2016, compared to 90.2% on June 30, 2016 and 88.8% on September 30, 2015. Same-store percentage leased was 91.2% at September 30, 2016, compared to 92.6% at June 30, 2016 and 90.5% at September 30, 2015.

Non-GAAP Supplemental Financial Measure
DPF computes its financial results in accordance with GAAP. Below, DPF has provided reconciliations of NAREIT-defined funds from operations ("FFO"), Company-Defined FFO and net operating income ("NOI"), which are all non-GAAP supplemental financial measures, to the most directly comparable GAAP measures (amounts in thousands, except per share information). For more information about FFO, Company-Defined FFO and NOI, including why management believes such measures provide useful information, please see the Portfolio Performance and Operational Review furnished with this press release on Form 8-K filed with the SEC on November 14, 2016, available on DPF’s website, www.dividendcapitaldiversified.com, and the SEC’s website, www.sec.gov.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of net earnings to FFO:
Net income (loss) attributable to common stockholders	$2,965	$(128)	$46,864	$123,525
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	19,989	20,851	60,022	61,404
Gain on disposition of real property	(2,095)	(4,567)	(43,495)	(133,234)
Impairment of real estate property	2,090	6,500	2,677	8,124
Noncontrolling interests’ share of net income	353	(1,297)	4,826	7,358
Noncontrolling interests’ share of FFO	(1,719)	(1,594)	(6,298)	(4,874)
FFO attributable to common shares-basic	21,583	19,765	64,596	62,303
FFO attributable to dilutive OP Units	1,668	1,473	5,002	4,466
FFO attributable to common shares-diluted	$23,251	$21,238	$69,598	$66,769
FFO per share-basic and diluted	$0.14	$0.11	$0.40	$0.35
Weighted average number of shares outstanding
Basic	158,688	174,290	161,274	179,168
Diluted	170,952	187,279	173,760	192,020

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$21,583	$19,765	$64,596	$62,303
Add (deduct) our adjustments:
Acquisition-related expenses	136	476	661	1,259
(Gain) loss on extinguishment of debt and financing commitments	—	—	(5,136)	1,168
Loss on derivatives	—	117	—	—
Noncontrolling interests’ share of NAREIT-defined FFO	1,719	1,594	6,298	4,874
Noncontrolling interests’ share of Company-Defined FFO	(1,729)	(1,635)	(5,016)	(5,035)
Company-Defined FFO attributable to common shares-basic	21,709	20,317	61,403	64,569
Company-Defined FFO attributable to dilutive OP Units	1,678	1,514	4,754	4,628
Company-Defined FFO attributable to common shares-diluted	$23,387	$21,831	$66,157	$69,197
Company-Defined FFO per share-basic and diluted	$0.14	$0.12	$0.38	$0.36
Weighted average number of shares outstanding
Basic	158,688	174,290	161,274	179,168
Diluted	170,952	187,279	173,760	192,020

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Total Same Store NOI	$30,268	$30,454	$29,715	$91,111	$92,035
2015/2016 Acquisitions/Dispositions	6,553	6,616	8,262	22,005	27,861
NOI	$36,821	$37,070	$37,977	$113,116	$119,896
Debt related income	235	237	807	710	5,594
Real estate depreciation and amortization expense	(19,989)	(20,198)	(20,851)	(60,022)	(61,404)
General and administrative expenses	(2,234)	(2,338)	(2,477)	(7,192)	(8,157)
Advisory fees, related party	(3,681)	(3,671)	(4,225)	(11,118)	(13,021)
Acquisition-related expenses	(136)	(474)	(476)	(661)	(1,259)
Impairment of real estate property	(2,090)	—	(6,500)	(2,677)	(8,124)
Interest and other income	2,308	(69)	704	2,297	1,500
Interest expense	(10,011)	(10,422)	(10,951)	(31,394)	(36,208)
Gain (loss) on extinguishment of debt and financing commitments	—	—	—	5,136	(1,168)
Gain on sale of real property	2,095	—	4,567	43,495	133,234
Net (income) loss attributable to noncontrolling interests	(353)	(18)	1,297	(4,826)	(7,358)
Net income (loss) attributable to common stockholders	$2,965	$117	$(128)	$46,864	$123,525

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Total Same Store NOI - cash basis	$31,186	$31,115	$30,085	$93,267	$92,764
2015/2016 Acquisitions/Dispositions	5,809	5,882	8,054	19,928	27,160
NOI - cash basis	$36,995	$36,997	$38,139	$113,195	$119,924
Straight line rent	(296)	(205)	(286)	(742)	(684)
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	122	278	124	663	656
NOI	$36,821	$37,070	$37,977	$113,116	$119,896
Debt related income	235	237	807	710	5,594
Real estate depreciation and amortization expense	(19,989)	(20,198)	(20,851)	(60,022)	(61,404)
General and administrative expenses	(2,234)	(2,338)	(2,477)	(7,192)	(8,157)
Advisory fees, related party	(3,681)	(3,671)	(4,225)	(11,118)	(13,021)
Acquisition-related expenses	(136)	(474)	(476)	(661)	(1,259)
Impairment of real estate property	(2,090)	—	(6,500)	(2,677)	(8,124)
Interest and other income	2,308	(69)	704	2,297	1,500
Interest expense	(10,011)	(10,422)	(10,951)	(31,394)	(36,208)
Gain (loss) on extinguishment of debt and financing commitments	—	—	—	5,136	(1,168)
Gain on sale of real property	2,095	—	4,567	43,495	133,234
Net (income) loss attributable to noncontrolling interests	(353)	(18)	1,297	(4,826)	(7,358)
Net income (loss) attributable to common stockholders	$2,965	$117	$(128)	$46,864	$123,525

Webinar and Portfolio Update Call Information
DPF will host a webinar/portfolio update call to review third quarter 2016 performance results and financial metrics on November 17, 2016, at 2:15 p.m. U.S. Mountain Time. Information to access the call is as follows:
Date: Thursday, November 17, 2016
Time: 2:15 p.m. MT/4:15 p.m. ET
Dial-in Number: 877.742.5590
Conference ID: 44767389
To access the live webinar please visit the Investor Relations page at DPF’s website, www.dividendcapitaldiversified.com.
The webinar replay will be posted when available on the Investor Relations page of DPF’s website.
About Dividend Capital Diversified Property Fund
Dividend Capital Diversified Property Fund is a public reporting, daily NAV vehicle based in Denver, CO that invests in a diversified portfolio of commercial real estate assets. DPF owned 55 properties totaling approximately 9.0 million square feet in 20 geographic markets as of September 30, 2016. More information is available at www.dividendcapitaldiversified.com.
Forward-Looking Information
This material may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect(s),” “could,” “should,” and “continue” and similar statements are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. Dividend Capital Diversified Property Fund cannot give assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Diversified Property Fund’s expectations include, but are not limited to, the uncertainty of funding Dividend Capital Diversified Property Fund’s future capital needs, delays in the acquisition, development, and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically, and other risks detailed from time to time in Dividend Capital Diversified Property Fund’s Securities and Exchange Commission reports, particularly the section entitled “Risk Factors” in Item 1A of Dividend Capital Diversified Property Fund’s Annual Report on Form 10-K. Such forward-looking statements pertain only as of the date of this press release. Dividend Capital Diversified Property Fund expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Dividend Capital Diversified Property Fund’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.
Contact
Eric Paul
Dividend Capital
(303) 228-2200